EXHIBIT 99.1
Disclaimer
Ernst & Young LLP (EY) prepared the attached Report only for Client pursuant to an agreement solely between EY and Client. EY did not perform its services on behalf of or to serve the needs of any other person or entity. Accordingly, EY expressly disclaims any duties or obligations to any other person or entity based on its use of the attached Report. Any other person or entity must perform its own due diligence inquiries and procedures for all purposes, including, but not limited to, satisfying itself as to the financial condition and control environment of Client, as well as the appropriateness of the accounting for any particular situation addressed by the Report.

EY did not perform an audit, review, examination or other form of attestation (as those terms are identified by the American Institute of Certified Public Accountants or by the Public Company Accounting Oversight Board) of Client’s financial statements. Accordingly, EY did not express any form of assurance on Client’s accounting matters, financial statements, any financial or other information or internal controls. EY did not conclude on the appropriate accounting treatment based on specific facts or recommend which accounting policy/treatment Client should select or adopt.

The observations relating to accounting matters that EY provided to Client were designed to assist Client in reaching its own conclusions and do not constitute our concurrence with or support of Client’s accounting or reporting. Client alone is responsible for the preparation of its financial statements, including all of the judgments inherent in preparing them.

This information is not intended or written to be used, and it may not be used, for the purpose of avoiding penalties that may be imposed on a taxpayer.

7D SURGICAL INC.

Consolidated Financial Statements
For the year ended March 31, 2021

Independent Auditor’s Report

Board of Directors
7D Surgical Inc.
Toronto, Ontario

Opinion

We have audited the consolidated financial statements of 7D Surgical Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of March 31, 2021, and the related consolidated statement of loss, consolidated statement of stockholders’ equity, and consolidated statement of cash flow for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, and the result of its operation and its cash flow for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

1

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO Canada LLP
Chartered Professional Accountants, Licensed Public Accountants
Oakville, Ontario
July 28, 2021

2

7D SURGICAL INC.
Consolidated Balance Sheet
As at March 31, 2021

(Amounts in Canadian Dollars unless otherwise stated)

		March 31,
		2021
Assets
Current
Cash		11,530,863
HST receivable		109,049
Accounts receivable	4	2,927,126
Investment tax credits receivable		729,987
Inventory	7	1,277,123
Prepaid expenses		106,227
Total current assets		16,680,375

Property and equipment, net	5	937,623
Long-term accounts receivable		180,925
Intangible assets, net	6	386,377
Deposit on hand		9,006
		18,194,306
Liabilities and shareholders’ equity
Current
Accounts payable, trade		619,063
Accrued compensation		59,210
Accrued liabilities		512,355
Income taxes payable		7,722
Deferred revenue		776,989
Short-term promissory note	10	317,393
Current portion of long-term debt	10	2,593,847
Total current liabilities		4,886,579

Deferred revenue – non current		1,304,085
Total liabilities		6,190,664
Shareholders’ equity
Share capital	11	34,446,171
Additional paid-up capital		1,061,434
Deficit		(23,502,530)
Accumulated other comprehensive income		(1,433)
Total shareholders’ equity		12,003,642
		18,194,306

3

7D SURGICAL INC.
Consolidated Statement of Loss

(Amounts in Canadian Dollars unless otherwise stated)

		March 31,
		2021

Revenue		10,341,924
Cost of sales	5	3,772,884
Gross profit		6,569,040

Operating expenses
Selling and marketing		1,118,180
General and administrative	9	7,974,310
Research and development		710,854
Intangible amortization	6	69,739
Total Operating expenses		9,873,083

Other income (loss), net	8	137,387
Loss before income taxes		(3,166,656)
Provision for income taxes		12,633
Deferred income taxes		-
Net loss for the year		(3,179,289)

Other Comprehensive Income
Foreign exchange gain (loss) on foreign operations		(878)
Total Comprehensive loss for the year		(3,180,167)

4

7D SURGICAL INC.
Consolidated Statement of Cash Flows

(Amounts in Canadian Dollars unless otherwise stated)

		Year ended
	Notes	March 31, 2021
Operating activities
Net loss for the year		(3,179,289)
Add items not involving cash:
Depreciation and amortization	5,6	570,592
Unrealized gain on foreign exchange		(878)
Provision for inventory obsolescence	7	14,184
Loss on lease termination		41,559
Stock-based compensation		166,433
		(2,387,399)

Changes in assets and liabilities:
Receivable		(2,318,413)
Investment tax credit receivable		(45,964)
Inventory and prepaid		1,121,192
Lease payments receivable		510,812
Deposits on hand		(9,006)
Accounts payable and accrued liabilities		(269,067)
Unearned finance income		(63,818)
Deferred revenue		128,828

Cash used in operating activities		(3,332,835)

Investing activities
Purchase of property and equipment		(736,375)
Purchase of intangible assets		(96,095)
Cash used by investing activities		(832,470)

Financing activities
Repayment of government debt		(187,847)
Repayment of promissory note		1,217,905
Share issuance costs	11	(13,310)
Proceeds from issuance of share capital	11	7,012,852
Cash provided by financing activities		8,029,600

Net increase (decrease) in cash during the year		3,864,295
Cash, beginning of year		7,666,568
Cash, end of year		11,530,863

5

7D SURGICAL INC.
Consolidated Statement of Stockholders’ Equity

(Amounts in Canadian Dollars unless otherwise stated)

	Common shares (note 11)	Additional paid-in capital (note 9)	Other comprehensive income (loss)	Accumulated deficit	Total equity

Balance as at April 1, 2020	27,298,479	1,043,152	(555)	(20,323,241)	8,017,835
Foreign currency translation adjustments			(878)		(878)
Issuance of common stock – exercise of stock options	148,152	(148,152)			-
Issuance of common stock	6,999,540				6,999,540
Stock-based compensation		166,434			166,434
Net loss for the year				(3,179,289)	(3,179,289)
Balance as at March 31, 2021	34,446,171	1,061,434	(1,433)	(23,502,530)	12,003,642

6

7D SURGICAL INC.

Notes to consolidated financial statements

1. Description of business
7D Surgical Inc. [the “Company”] was incorporated on June 3, 2009, under the laws of the Province of Ontario. The Company was created to fill a clinical need, specifically, to provide fast and accurate guidance to surgeons. The Company’s target application is to apply efficiencies to any procedure where precision, speed and real-time feedback are critical – in particular, spine surgery.

On March 22, 2021, SeaSpine Holdings Corporation [the “SeaSpine”] announced that it has entered into an agreement to acquire all of the issued and outstanding shares of the Company in a cash and stock deal valued at $110 million, subject to customary adjustments. On May 19, 2021, SeaSpine Holdings Corporation announced the closing of the acquisition of the Company, and all the existing stock options were converted into the common shares of SeaSpine.

2. Summary of significant accounting policies
Basis of presentation
The Company’s financial statements are presented on a consolidated basis expressed in Canadian dollars. The Company prepared the consolidated financial statements included in this report in accordance with accounting principles generally accepted in the United States (GAAP).

The financial statements have been prepared in accordance with Rule 3-05 of Regulation X, and accordingly include results for the year ended March 31, 2021 with no comparative year.

Use of estimates
Preparing these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, and the reported amounts of revenues and expenses. Significant estimates affecting amounts reported or disclosed in the consolidated financial statements include revenue recognition, allowances for doubtful accounts receivable, net realizable value of inventories, amortization periods for intangible assets, estimates of projected cash flows and discount rates used to value intangible assets and test them for impairment, depreciation and amortization periods for long-lived assets, valuation of stock-based compensation, computation of taxes and valuation allowances recorded against deferred tax assets. These estimates are based on historical experience and on various other assumptions believed to be reasonable under the current circumstances. Actual results could differ from these estimates.

The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition, including sales, expenses, manufacturing, research and development costs and employee-related compensation, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19, as well as the economic impact on local, regional, national and international customers and markets.

Principles of consolidation

7D SURGICAL INC.

Notes to consolidated financial statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, 7D Surgical USA Inc and 7D International Inc.. All significant intercompany balances and transactions have been eliminated.

Concentration of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash, which is held at major financial institutions, and trade receivables.
The Company’s products are sold on an uncollateralized basis and on credit terms based upon a credit risk assessment of each customer. A portion of the Company’s trade receivables relate to amounts due from customers outside Canada including the Unites States (30% of total balance), Australia and New Zealand (70% of total balance). Accounts receivable from customers in these countries are not exposed to any significant credit risk as of March 31, 2021.

Approximately 50% of the net sales is attributed to one customer.

Cash
Cash consists of all cash balances held in the bank accounts of the Company.

Inventory
Inventories, consisting of purchased materials, direct labor and manufacturing overhead, are stated at the lower of cost, determined on a first-in, first-out basis, and net realizable value.

At each balance sheet date, the Company evaluates inventories for obsolescence. This evaluation includes analysis of the Company's current and future strategic plans, historical sales levels by product, projections of future demand, the risk of technological or competitive obsolescence for products, general market conditions, as well as the feasibility of reworking or using excess or obsolete products or components in the production or assembly of other products that are not obsolete in inventory. To the extent that management determines there is obsolete inventory or quantities with a shelf life that are too near their expiration for the Company to reasonably expect that it can sell those products prior to their expiration, the Company adjusts the carrying value to estimated net realizable value.

7D SURGICAL INC.

Notes to consolidated financial statements

Property and equipment
Property and equipment are recorded at cost, less accumulated depreciation and any impairment charges. The cost of major additions and improvements is capitalized, while maintenance and repair costs that do not improve or extend the lives of the respective assets are charged to operations as incurred. Depreciation is calculated over the estimated useful lives of the related assets using the following annual rates and methods:

Computer equipment	Straight-line over 3 years
Furniture and equipment	Straight-line over 7 years
Leasehold improvements	Straight-line over 7 years
Medical equipment	Straight-line over 5 years
Demonstration units	Straight-line over 3 years
Prototyping inventory	Straight-line over 5 years

The Company tests for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Recoverability is assessed by comparing the carrying amount to the projected undiscounted future net cash flows the long-lived assets are expected to generate through their direct use and eventual disposition. When a test for impairment indicates the carrying amount of an asset is not recoverable, an impairment loss is recognized to the extent the carrying value exceeds its fair value.

Intangible assets
Intangible assets are stated at cost, less accumulated amortization and any impairment charges. Amortization is recognized over the estimated useful lives of the related assets, starting from the date they are acquired and available for use. The annual amortization rates and methods are as follows:
Computer Software                    100% declining balance
Custom Computer Software                100% declining balance
Patents                             Straight-line over 10 years
Licensing Fees                        Straight-line over 10 years

Expenditures incurred during the year to patent new, internally generated technologies, are recorded as an asset on the consolidated balance sheet when incurred. Internal use software costs are capitalized or expensed as incurred depending on the stage of development as per ASC-350-40.

Software developed to be sold, leased or marketed is accounted for under ASC 985-20, Software – Costs of Software to be Sold, Leased, or Marketed. Costs related to software developed for products to be sold are expensed as incurred until technical feasibility has been established for the product. Once technical feasibility is established, all software costs up to the point of sale of the product are capitalized.

The carrying values of intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. The determination of

7D SURGICAL INC.

Notes to consolidated financial statements

whether any impairment exists includes a comparison of estimated undiscounted future cash flows anticipated to be generated over the remaining life of the asset to the net carrying value of the asset. If the estimated undiscounted future cash flows associated with the asset are less than the carrying value, an impairment loss will be recorded based on the estimated fair value.

No intangible asset impairments were recognized in the year ended March 31, 2021.

Foreign currency translation
The Company generates revenues outside Canada in multiple foreign currency, primarily in USD, denominated transactions. Transactions denominated in foreign currencies are translated into the functional currency using the exchange rate prevailing at the date of the transaction. Foreign currency transaction gains and losses are reported in other income (expense), net.
On consolidation, the financial statements of foreign operations are translated into the functional currency. The assets and liabilities of foreign operations are translated into Canadian dollars at the exchange rate prevailing at the consolidated balance sheet date. Revenue and expenses of foreign operations are translated into Canadian dollars at the exchange rates that approximate those on the dates of the transactions. Foreign exchange differences arising on translation for consolidation are recognized in other comprehensive income (loss).

Income taxes

Deferred income tax balances reflect the effects of temporary differences between the carrying amounts of assets and liabilities and their tax bases and are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered.

Deferred tax assets are evaluated for future realization and reduced by a valuation allowance to the extent the Company believes they will not be realized. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including the Company’s recent cumulative loss experience and expectations of future earnings, capital gains and investment in such jurisdiction, the carry-forward periods available to the Company for tax reporting purposes, and other relevant factors.

The Company utilizes a two-step approach to recognizing and measuring uncertain income tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating its tax positions and estimating its tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes. The Company includes interest and penalties related to its tax contingencies in income tax expense.

Government assistance and investment tax credits
The Company has received government loans that are repayable, and non-interest bearing. The loans have been accounted for as debt. Grant income is recognized to match expense incurred to earn the loan in the period.

7D SURGICAL INC.

Notes to consolidated financial statements

The Company is eligible for investment tax credits related to qualifying scientific research and experimental development [“SR&ED”] expenditures. Investment tax credits earned with respect to expenditures for qualifying research and experimental development activities are included in the consolidated statement of loss as a reduction of related expenses. Investment tax credits are recorded when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. Investment tax credits are subject to subsequent audit by both the Canada Revenue Agency’s technical and financial auditors.

The Company is eligible for Canada Emergency Wage Subsidy (CEWS) as per the regulations laid down by the federal government time to time during the year. The Company received funds from the National Research Council of Canada's Industrial Research Assistance Program (NRC-IRAP) program for qualifying technology expenses during the period. Funds received from the program were recorded as grant income to match the expenses incurred during the period to earn the income.

Debt

The Company carries its long-term debt at amortized cost. Costs incurred to arrange financing are deferred and amortized on a straight-line basis over the term of the financing. Unamortized deferred financing costs related to long-term debt are netted against the debt balances to which they apply on the consolidated balance sheet. All other deferred financing costs are presented net of accumulated amortization on the face of the consolidated balance sheet.

Revenue
Sales, where the Company records revenue on a gross basis, are derived primarily from the sale of systems for spine and cranial navigation products globally including 7D systems, software, services and other products. Revenue is measured based on the amount of consideration that the Company expects to receive, reduced by promotional discounts, and rebates.

In arrangements where the Company has multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling prices, which are generally determined based on the prices charged to customers.

Revenues are allocated based on the following performance obligations:

Sales of the 7D System, Software and Tools – For North American sales of the 7D Systems, which include the Software and Tools, revenue is recognized when the system has been delivered at the customer site and control passes to the customer. For sales made outside of North America, revenue is recognized when the system has been shipped.

Installation and Training – Revenue is recognized when the training and installation services have been completed. All training and installation occur on the date of delivery to the customer, and as a result revenue will be recognized at a point in time.

Service Contracts - Revenue from service contracts is primarily recognized when control transfers over time during the contract term as services are delivered.

7D SURGICAL INC.

Notes to consolidated financial statements

Cost of sales
Cost of sales primarily consists of the purchase price of products used in the sale of the systems.

Stock-based compensation
The Company's stock-based compensation has been recognized through the consolidated statement of loss and the Company's additional paid-in capital account on the consolidated balance sheet. The Company recognizes the expense related to the fair value of its stock-based compensation awards, which is determined using the Black-Scholes-Merton option pricing model. The stock-based compensation is initially measured at the fair value of the awards on the grant date and is then recognized on a ratable basis in the financial statements over the requisite service period of the award. The Company recognizes forfeitures as they are incurred.

New and amended accounting standards adopted by the Company during the year
Capitalization of Certain Cloud Computing Implementation Costs
In August 2018, ASU No. 2018-15 was issued which allows for the capitalization for certain implementation costs incurred in a cloud computing arrangement that is considered a service contract. The Company adopted this standard as of April 1, 2020. The adoption did not have a material impact on the consolidated financial statements or disclosures.

New and amended accounting standards not yet adopted by the Company during the year

Leases
In February 2016, the FASB issued an ASU amending the accounting for leases, primarily requiring the lessees to recognize lease assets and liabilities for operating leases with terms of more than twelve months on their consolidated balance sheets. Under the new guidance, it also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new standard must be adopted using the modified retrospective approach. The new standard will be effective for the Company beginning on December 15, 2021. The Company is still in the process of assessing the potential impact on the consolidated financial statements and disclosures.

Credit Losses
In June 2016, ASU No. 2016-13, Financial Instruments – Credit Losses, was issued which, together with subsequent amendments, is included in ASC 326, Financial Instruments - Credit Losses. The standard changes the measurement of credit losses for certain financial instruments from an “incurred loss” model to an “expected loss” model. The new standard will be effective for the Company beginning on April 1, 2023. The adoption is not expected to have a material impact on the consolidated financial statements or disclosures.

Internal use software

7D SURGICAL INC.

Notes to consolidated financial statements

In August 2018, the FASB issued Update No. 2018-15, Intangibles-Goodwill and Other-Internal Use Software (Subtopic 350-40). The amendments in this Update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The new standard will be effective for the Company beginning on April 1, 2021. Early adoption is permitted. The Company is still in the process of assessing the potential impact on the consolidated financial statements and disclosures.

7D SURGICAL INC.

Notes to consolidated financial statements

3. Fair value accounting

Fair value accounting establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are described below:

Level 1    Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2    Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, quoted prices or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3    Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

4. Accounts receivable

Accounts receivable consists of the following:

2021
$
Trade accounts receivable	2,679,180
Allowance for bad debt	(52,273)
Miscellaneous receivable	300,219
2,927,126

7D SURGICAL INC.

Notes to consolidated financial statements

5. Property and equipment
Property and equipment consist of the following:

2021
$
Computer equipment	160,149
Furniture and equipment	48,182
Leasehold improvements	54,261
Medical equipment	2,100
Demonstration units	1,159,697
Prototyping inventory	620,735
Total	2,045,124
Less accumulated depreciation and amortization	(1,107,501)
Property, plant and equipment, net	937,623

Depreciation of property and equipment during the year was $500,853 and allocated to cost of sales.

6. Intangible assets
Intangible assets consist of the following:

2021
$
Computer Software	102,061
Licencing Fees	20,922
Intellectual Property	409,235
Patents	151,433
Total	683,651
Less accumulated depreciation and amortization	(297,274)
Intangible assets, net	386,377

Amortization of intangible assets during the year was $69,739.

The estimated amortization expense for the next five years is as follows:

7D SURGICAL INC.

Notes to consolidated financial statements

$
2022	58,159
2023	58,159
2024	58,159
2025	58,159
2026	58,159
Total	290,795

7. Inventory

Inventory consist of the following:

2021
$
Tools inventory	1,081,008
System Inventory	210,299
Provision for inventory obsolescence	(14,184)
1,277,123

8. Other Income (loss), net

2021
$
Interest Income	40,372
Loss on lease termination	(41,559)
Finance income	18,813
Grants and other assistance*	460,411
Foreign exchange loss	(340,650)
Other Income (loss), net	137,387

* Within grants and other assistance $445,310 was received from the IRAP innovation and assistance program, the remaining $15,100 was received from the Refined Manufacturing Acceleration Process (ReMap).

7D SURGICAL INC.

Notes to consolidated financial statements

9. General and administrative

2021
$
Salaries and benefits	6,531,617
Professional fees	872,359
Banking charges	21,978
Rent	119,979
Office supplies	398,392
Other	29,985
General and administrative	7,974,310

7D SURGICAL INC.

Notes to consolidated financial statements

10. Debt
The balance of debt is as follows:

2021
$

Federal Economic Development Agency for Southern Ontario*	483,500
Regional Economic Growth Through Innovation Program**	1,620,000
Regional Relief and Recovery Fund***	490,347
Short-term promissory note****	317,393
2,911,240

* On November 21, 2014, the Company entered into a contribution agreement under the Investing in Business Innovation Program of the Federal Economic Development Agency for Southern Ontario [“FedDev”]. This agreement was amended on March 4, 2015 and November 15, 2015. Under the contribution agreement, the Company has qualified for a maximum contribution from FedDev in the amount of $997,000. Advances under the contribution agreement are made based on a reimbursement of a certain percentage of qualified expenditures that were made by the Company during the period from August 15, 2014 to March 31, 2016. Funds received under the contribution agreement are non-interest bearing. Repayment of the contribution consists of 24 monthly payments of $26,861 each month.

**    On March 20, 2019, the Company entered into a contribution agreement under the Regional Economic Growth Through Innovation Program of FedDev. Under the contribution agreement, the Company has qualified for a maximum contribution from FedDev in the amount of $1,800,000. Advances under the contribution agreement are made based on a reimbursement of a certain percentage of qualified expenditures that are made by the Company during the period from October 1, 2019 to March 31, 2021. The Company received nil funds within the current period. Funds received under the contribution agreement are non-interest bearing. Repayment of the contribution consists of 36 monthly payments of $30,000 each month.

***     On June 19, 2020, the Company entered into an agreement with the Federal Development Agency of Southern Ontario. Through the agreement, the Company has qualified for a contribution of $490,3247 under the Regional Relief and Recovery Fund (the “RRF loan”). Advances under the contribution agreement are made based on a reimbursement of a certain percentage of qualifying expenditures incurred by the Company during the period from March 16, 2020 to December 15, 2020. Funds received under the contribution agreement are non-interest bearing. Repayment of the contribution consists of 60 payments of $8,172.

****     On May 23, 2020, the Company promised to pay to the order Newtek Small Business Finance, LLC [the “lender”] the amount of $252,400 USD, interest on the unpaid principal balance, and all the other amounts required by this promissory note. No payments are due on this note for 6 months from the date of first disbursement. Interest will continue to accrue during the deferment period. The Company may apply to lender for forgiveness of the amount due on this note in an amount equal to the sum of payroll costs,

7D SURGICAL INC.

Notes to consolidated financial statements

payment of interest on a covered mortgage obligation, payment on a covered rent obligation and covered utility payment. The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs. Borrower must pay principal and interest payments in the amount of $10,627 each and every month beginning six months from the month this Note is dated. Lender will apply each installment payment first to pay interest accrued to the day lender received the payment and will apply any remaining balance to reduce principal.

The Company also made scheduled payments on the outstanding loan balance of $187,847.

Repayment of the debt is as follows:

Fiscal year	$

2022	2,750,073
2,750,073

11. Shareholders’ equity
As of March 31, 2021, 2,237,603 common shares were issued for cash consideration aggregating $6,999,540 [net of share issuance costs of $13,310]. In addition, $148,152 of stock options were exercised and converted to common shares in the year.

Authorized
Unlimited common shares

Issued		2021
		$

26,608,550	common shares	34,446,171

12. Stock-based compensation plan
On October 10, 2013, the Company introduced a stock option plan [the “Plan”] for eligible employees of the Company as well as eligible consultants and directors. The exercise price of the options is determined by the Board of Directors and is based on the fair market value per share at the date of grant. The Board of Directors may determine when the stock option will become vested and may determine that the option will become vested in instalments and/or upon satisfaction or achievement of certain targets or milestones, financial or otherwise. Each option granted will expire on the tenth anniversary of the date of grant.

7D SURGICAL INC.

Notes to consolidated financial statements

In August 2015, the Company amended the Plan by increasing the number of options available for issuance under the Plan to be 10% of the issued and outstanding common shares. The aggregate number of common shares reserved for issuance under the Plan is 2,648,355 Any option granted that is cancelled or terminated for any reason prior to exercise is returned to the pool and becomes available for future stock option grants. As at March 31, 2021, there were 1,542,624 options outstanding and 1,105,731 available for future grants under the Plan.

For the year ended March 31, 2021, the Company has recognized $166,433 as an expense for stock-based grants to employees, with a corresponding credit to contributed surplus.
The stock-based compensation expense was recognized as follows:

2021
$
Selling and marketing	30,667
General and administrative	48,911
Research and development	86,855
Total stock-based compensation expense	166,433

The weighted average fair value of options granted during the year to employees was calculated using the Black-Scholes option pricing model with the following assumptions:

2021

Options granted during the year [#]	50,000
Weighted average grant date fair value of each option [$]	1.32

Assumptions:
Risk-free interest rate [%]	0.552%
Expected life in years [#]	10
Expected dividend yield [%]	-
Volatility [%]	32.70%

The Company considered that it has never paid, and does not currently intend to pay, cash dividends. The risk-free interest rates are derived from the yield curve in effect on the date of grant for instruments with a remaining term similar to the expected term of the options. The expected volatility is calculated based upon the average volatility of comparable companies for the period. The expected term is calculated using the historical weighted average term of the Company’s options. The weighted average grant date fair value of options granted during the year was $1.32. The fair value of options granted during the year was $66,155.

7D SURGICAL INC.

Notes to consolidated financial statements

A summary of the stock option plan activity is presented below:

Stock-based options outstanding

	2021
	Number	Weighted average exercise price	Aggregate Intrinsic Value
	#	$

Balance, beginning of year	1,691,624	1.47	-
Granted	50,000	3.22	-
Forfeited	(24,000)	2.10	-
Exercised	(175,000)	0.57	-
Balance, end of year	1,542,624	1.67	-

Exercisable, end of year	1,241,596	1.50

The following table summarizes information regarding employee stock options outstanding as at March 31, 2021:

Options outstanding		Options exercisable
Exercise price	Number outstanding	Weighted average remaining life	Weighted average exercise price	Number outstanding
$	#	[years]	$	#
1.0	443,000	3.40	1.0	443,000
1.36	85,000	4.17	1.36	85,000
1.50	361,468	5.45	1.50	359,468
2.00	25,000	7.63	2.00	-
2.07	413,056	7.00	2.07	302,528
2.10	90,000	7.89	2.10	16,250
2.95	95,100	8.80	2.95	35,350
3.40	30,000	9.47	3.40	-
	1,542,624			1,241,596

13. Income taxes
The components of the provision for income taxes is calculated as follows:

7D SURGICAL INC.

Notes to consolidated financial statements

2021
$

Expected income tax recovery	(847,972)
Increase in income taxes resulting from
Non-deductible expenses	(34,969)
Change in valuation allowance	882,941
Current tax expense (recovery)	—

The income tax effects of significant temporary differences give rise to deferred tax assets and liabilities are presented below

2021
$

Effective tax rate	26.5%

Deferred tax assets
Other	(64,802)
Non-capital losses	579,944
SR&ED Pool	4,905,403
Valuation allowance	(5,420,545)
Net deferred tax assets (liabilities)	—

At March 31, 2021, the Company had net operating loss carryforwards of $18.51 million for federal and provincial income tax purposes. These loss carryforwards begin to expire in 2033 for foreign income tax purposes and in 2027 for federal and state income tax purposes and continue to expire through 2040.

In addition the company also has an undedicated SR&ED Expenditure Pool carryforward balance of $2.19 million for federal and provincial income tax purposes. The undeducted SR&ED Expenditure Pool does not expire.

The valuation allowance relates to deferred tax assets for certain items that will be deductible for income tax purposes under very limited circumstances and for which the Company believes it is not more likely than not that it will realize the associated tax benefit. However, in the event that the Company determines that it would be able to realize more or less than the recorded amount of net deferred tax assets, an adjustment to the deferred tax asset valuation allowance would be recorded in the period such a determination is made. In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment. Based upon the levels of historical taxable income, projections of future taxable income and the reversal of deferred tax liabilities over the periods in which the deferred tax assets are deductible,

7D SURGICAL INC.

Notes to consolidated financial statements

management believes it is more-likely-than-not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance. The amount of deferred tax asset considered realizable, however, could change in the near term if estimates which require significant judgment of future taxable income during the carryforward period are increased or decreased.

The Company recognizes interest and penalties relating to uncertain tax positions in income tax expense. The amounts recorded in 2021 were not significant.

14. Investment tax credits
The Company is eligible to receive SR&ED investment tax credit income. Within the fiscal year, the Company has incurred $729,987 of eligible SR&ED investment tax credit income that has been netted against the appropriate expenses within the consolidated statement of loss.

15. Commitments
[a]    Licensing agreements
The Company is party to certain technology licensing agreements to commercialize its products and services. The licensing agreements require the payment of certain amounts that comprise royalties based on a percentage of future sales and agency fees. The minimum agency fees over the next five fiscal years required by technology license agreements are $75,000 per year.

[b]    Lease
The Company is committed under the terms of a lease for the use of office premises. Future lease payments include the following amounts payable over the next fiscal year:

Fiscal year	$

2022	37,196

16. Subsequent event
On May 19, 2021, SeaSpine Holdings Corporation announced the closing of the acquisition of the Company, and all the existing stock options were converted into the common shares of SeaSpine.

In May 2021, the Company repaid all the outstanding government debt related to the contribution agreements with the FedDev programs and PPP Loan.

Subsequent events have been evaluated up to July 28, 2021.